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                                                                  Exhibit  10.31
                                                                  --------------

                               AGREEMENT OF SALE

     AGREEMENT OF SALE (this "Agreement"), dated October 23, 2000,

Between BALO PRECISION PARTS, INC., a Washington corporation, having an address of Third Floor, 434 Olds Station Road, Wenatchee, Washington 98801 ("Seller")

And D & G GROUP II, LLC, a New Jersey Limited Liability Company about to be incorporated, having an address at 535 High Mountain Road, North Haledon, New Jersey 07508, as to a 55% Tenants in Common interest and the remaining 45% shall be LOUIS E. AND MARY E. GIRESI GRANDCHILDREN'S EDUCATION TRUST, c/o Debbie A. Passenti, Trustee, having an address of 159 Francisco Avenue, Little Falls, New Jersey 07424 (collectively "Purchaser").

                                   RECITALS

     A. Seller is the owner of certain lands in the Borough of Butler, Morris County, New Jersey, said lands being designated as Block 11, Lot 11 on the Official Tax Maps of the Borough of Butler, Morris County, New Jersey, and commonly known as 45 Carey Avenue, Butler, New Jersey 07405, together with all buildings, fixtures, structures, facilities, and improvements owned by Seller and presently located on said lands (hereinafter collectively referred to as the "Property"). The Property is more particularly described on Exhibit A annexed hereto.

     B. Seller desires to sell, convey, transfer and assign the Property to Purchaser, and Purchaser desires to acquire the Property from Seller.

     NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   ARTICLE 1
                SALE OF PROPERTY; PURCHASE PRICE; PAYMENT TERMS

     1.1  Sale of Property.

     Seller hereby agrees to sell, convey, transfer, and assign the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, upon the terms and conditions herein contained.

     1.2  Purchase Price.

     The purchase price for the Property is Eight Hundred Thousand Dollars ($800,000) (the "Purchase Price").
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     1.3  Allocation of Purchase Price.

     The Purchase Price shall be allocated as follows:

          (a) $100,000.00 to the land portion of the Property; and

          (b) $700,000.00 to the improvement portions of the Property.

     1.4  Payment Terms.

     The Purchase Price shall be payable as follows:

          (a) a deposit in the amount of $50,000 (the "Deposit") shall be paid by Purchaser on the date hereof to Herold and Haines, P.A. (the "Escrow Agent") by delivery of a check, subject to collection, payable to the Escrow Agent;

          (b) at Closing, the balance of the Purchase Price, plus or minus net closing adjustments, shall be paid by Purchaser by attorney trust account check, certified or bank cashier's check, or by wire transfer of immediately available funds to Seller or to Seller's designee.

     1.5  Escrow Terms.

          (a) The Escrow Agent shall hold the Deposit in a non interest-bearing trust account, on the terms hereinafter set forth. The Escrow Agent shall not charge either party for serving as same, but the parties shall be jointly responsible for all out-of-pocket expenses of the Escrow Agent and for the other matters provided in this Section 1.5.

          (b) Except as provided in the next sentence, the Escrow Agent shall not make any disbursements, except at Closing when the Deposit shall be delivered to Seller. If the funds are to be disbursed other than at Closing, Purchaser and Seller may deliver joint instructions to the Escrow Agent or may deliver separate instructions directing identical actions by the Escrow Agent, in which case the Escrow Agent shall immediately disburse the funds as set forth in the joint or identical requests. In the event both parties have not signed the instructions or separate instructions are not identical, the Escrow Agent shall either continue holding the Deposit, or if the Escrow Agent is or becomes aware of a dispute between the parties and if the Escrow Agent in its sole discretion elects to do so, the Escrow Agent may terminate its duties hereunder by proceeding in accordance with Section 1.5(c).

          (c) In the event of a dispute that results in litigation between Seller and Purchaser, the Escrow Agent shall deliver the moneys held in the escrow to the Clerk of the Court in which such litigation is pending, or in the event of a dispute not then resulting in litigation, the Escrow Agent shall take such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties, including but not limited to, depositing the moneys held in escrow in any court which the Escrow Agent shall select in New Jersey, the costs thereof to be borne by Seller and Purchaser in the inverse

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proportions to which they are entitled to the escrowed funds. For example, if
Seller receives 80% of the escrowed funds and Purchaser receives 20%, then the costs would be borne 20% by Seller and 80% by Purchaser.

          (d) (i) It is agreed that the duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatever, except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. Seller and Purchaser each release the Escrow Agent from any act or omission by the Escrow Agent taken in good faith in the performance of its duties hereunder.

               (ii) Seller and Purchaser shall jointly and severally hold the Escrow Agent harmless from and against any loss, damage, liability or expense incurred by the Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. The Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (e) (i) The Escrow Agent is acting as a stakeholder only with respect to the moneys to be deposited in escrow. Upon making delivery of such moneys in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

               (ii) The Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (A) prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld, delayed, or conditioned or (B) the Escrow Agent shall deposit the Deposit with a court of competent jurisdiction in New Jersey. After such resignation, the Escrow Agent shall have no further duties or liability hereunder.

          (f) The Escrow Agent has executed this Agreement solely in order to confirm that the Escrow Agent is holding and will hold the Deposit in escrow pursuant to the provisions hereof.

          (g) Seller and Purchaser each agree that the Escrow Agent may continue to represent Seller in connection with this Agreement and the transactions contemplated hereby, including any dispute related to this Agreement, notwithstanding that the Escrow Agent is serving as the Escrow Agent hereunder.

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                                   ARTICLE 2
                               TITLE TO PROPERTY

     2.1  Title.

          (a) Title to the Property shall be good and marketable and insurable at regular rates by a title insurance company licensed to do business in New Jersey (the "Title Insurer"), subject only to those matters set forth on
Schedule 2.1(a) ("the Permitted Exceptions").

          (b) Purchaser will obtain, at Purchaser's sole cost and expense, a title commitment (the "Commitment") with respect to the Property and will furnish a copy thereof to Seller within 30 days after the date of this Agreement together with a statement as to any exceptions to title which are not Permitted Exceptions and to which Purchaser objects. Within five days after receipt of Purchaser's statement, Seller shall either undertake to cure said exceptions to title prior to Closing or advise Purchaser in writing that it will not cure those exceptions to title. If Seller advises that it will not cure any such exceptions to title, then within five days after receipt of Seller's notice, Purchaser may terminate this Agreement and Seller and Purchaser shall then instruct the Escrow Agent to return the Deposit to Purchaser. If Purchaser does not so terminate this Agreement, then Purchaser shall take title subject to those exceptions.

     2.2  Right to Pay Off Monetary Encumbrances.

     Seller shall have the right to satisfy on the Closing Date any monetary encumbrances against the Property.

     2.3  Purchaser's Contingencies.

          (a) Within 30 days after the date of this Agreement (the "Environmental Due Diligence Period"), Purchaser and its agents, employees, engineering, and contractors, shall have the right to enter onto the Property at Purchaser's sole expense for the purpose of investigating all matters relating to the environmental condition of the Property, including conducting surveys, soil, water, and drainage tests, and other engineering and environmental tests by reputable, fully insured, and licensed engineers and/or other environmental consultants that Purchaser shall deem necessary (the "Environmental Audit"). Purchaser shall provide Tenant with at least 48 hours prior written notice before accessing the Property, and all access to the Property will be coordinated with the Tenant at the Property through the offices of Straffin Real Estate Broker. Purchaser shall provide Seller with the results of the Environmental Audit. If the results of the Environmental Audit indicate any condition which, in the reasonable opinion of Purchaser are likely to require remedial action mandated by Environmental Laws (as hereafter defined), Purchaser shall provide to Seller a written report setting forth such findings and may terminate this Agreement by written notice to Seller within the Environmental Due Diligence Period unless Seller agrees to undertake the remedial action in accordance with Article 4 of this Agreement. Purchaser's failure to terminate this Agreement within the Environmental Due Diligence Period shall constitute a waiver of this contingency by Purchaser. If Purchaser does so terminate this Agreement, Seller and Purchaser shall then instruct the Escrow Agent to return the Deposit to Purchaser.

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          (b)       Purchaser agrees to repair any damages caused to the
Property occasioned by the Environmental Audit. Purchaser also agrees to indemnify, defend, and hold harmless Seller from and against any and all claims, damages, liabilities, suits, actions and costs (including reasonable attorney fees) by or on behalf of any persons or entities, arising out of or related to the Environmental Audit. Purchaser's obligations under this Section 2.3(b) shall survive termination of this Agreement.

          (c) Prior to making any entry onto the Property for purposes of the Environmental Audit, Purchaser shall cause all such persons entering onto the Property to provide Seller with proof of commercial liability insurance of not less than $1,000,000, automobile liability insurance of not less than $1,000,000, and contractors pollution liability insurance (for those doing any permitted invasive testing) of not less than $1,000,000, all naming Seller and the tenant at the Property as an additional insured.

          (d) Within ten (10) days after the date of this Agreement, Seller shall deliver to Purchaser a list and copies of all documents in Seller's possession relating to the physical or environmental condition of the Property, including, but not limited to, title policies, surveys, drawings, report, deeds, topographic maps, engineering reports, and environmental reports.

                                   ARTICLE 3
                         REPRESENTATIONS OR WARRANTIES

     3.1  Representations and Warranties of Seller.

          (a) Seller represents and warrants on the date hereof to Purchaser as follows:

               (i) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. Seller has full power and right to enter into this Agreement and convey the Property to Purchaser as herein provided. This Agreement is the legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms. Seller is the sole owner of the Property. There are no mortgages or other liens or encumbrances for indebtedness of Seller or others on the Property that will not be satisfied at the Closing from the Purchase Price. The execution and delivery of this Agreement will not be or cause a breach or violation of, or a default or acceleration under, the terms, conditions or provisions of any mortgage, lien, encumbrance, note, indenture, or agreement binding or affecting Seller or the Property.

               (ii) No proceedings to take all or any part of the Property by condemnation or right of eminent domain are pending or, to the best of Seller's knowledge, without having conducted an independent investigation, threatened.

               (iii) Seller represents that Seller has not been served with any papers that relate to the commencement of a lawsuit that affects Seller's interest in the Property. Seller has no knowledge of any claim or facts that may give rise to a claim that affects Seller's interest in the Property. To the best of Seller's knowledge, there is no pending litigation or threatened litigation with respect to Seller's interest in the Property. There is not presently pending or, to

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the best of Seller's knowledge, threatened, any litigation which would in any way prohibit or impede the approval, execution or consummation of this Agreement by Seller.

               (iv) Other than this Agreement and other than the right of first refusal granted to United Community Services of America, Inc. pursuant to the Lease Agreement dated March 31, 2000 (the "Lease"), Seller has not executed or delivered an agreement with any other party to sell the Property or granted an option to purchase the Property. Seller represents that the lessee has been given proper notice of this impending Agreement and its right of first refusal, and the option to exercise that right has expired before or as of the date of this Agreement.

               (v) The only tenant at the property is United Community Services of America, Inc. pursuant to the Lease. A true copy of the Lease has been delivered to Purchaser.

               (vi) Seller is not in default in the performance of any of its obligations under the Lease, and, to the best of Seller's knowledge, United Community Services of America, Inc. is not in default of any of the its obligations under the Lease.

               (vii) There are no tax abatements or exemptions applicable with respect to the Property, and the Property is taxed under the general real estate tax ordinances and statutes.

          (b) From and after the date hereof, and until the Closing, Seller will not intentionally take any action or intentionally omit to take any action, which action or omission would have the effect of violating any of the representations, covenants, or warranties of Seller contained in this Agreement.

          (c)  Except as disclosed in the environmental reports listed on
Schedule 3.1(c) ("Environmental Reports") or otherwise by Seller, Seller, its parents, affiliates or subsidiaries (collectively, the "Seller Entities") represent and warrant on the date hereof to Purchaser as follows:

               (i) During Seller Entities' ownership or occupation of the Property, no hazardous substances, as that term is defined by the New Jersey Environmental Cleanup Act ("ECRA"), as amended by the Industrial Site Recovery Act ("ISRA"), or the New Jersey Spill Compensation and Control Act ("Spill Act"), were discharged, released, disposed of, or spilled by Seller Entities in material violation of such laws onto the Property, from the Property onto any property adjoining the Property or any property adjacent thereto. Seller Entities have received no notice relating to or in connection with the presence of such hazardous substances on the Property from the New Jersey Department of Environmental Protection ("DEP"), the United States Environmental Protection Agency ("EPA"), or any other local, county, state or federal department or agency.

               (ii) To Seller Entities' knowledge, there are no underground or aboveground storage tanks or septic tanks on the Property.

               (iii) Seller Entities' limited representations and warranties under this Section 3.1(c) shall survive Closing for a period not to exceed two
(2) years from Closing.

          (d) Notwithstanding anything to the contrary herein, if, before the Closing Date, Seller acquires knowledge of any condition that makes any representation or warranty under this Section 3.1 untrue, Seller shall notify Purchaser in writing. Seller shall have a right to cure such condition before the Closing Date and the existence of such condition shall not be a ground for Purchaser declaring Seller in default under this Agreement provided that (i) Seller, promptly after discovering the condition, assures Purchaser in writing that Seller is capable of curing such condition before the Closing Date, and
(ii) Seller acts diligently to cure the condition after the date described in
(i) above and completes such cure prior to the Closing Date.

          (e) Schedule 3.1(e) contains Seller's disclosures of certain conditions with respect to the Property. Purchaser acknowledges and agrees that such disclosed items are subject to the "as is" provisions of Section 3.2 hereof, and shall not be grounds for any actions for breach of warranty or representation.

     3.2  Limited Representations or Warranties of Seller.

     PRIOR TO THE CLOSING, PURCHASER WILL HAVE MADE AN INVESTIGATION OF THE PROPERTY SUCH THAT IT WILL HAVE FULL KNOWLEDGE OF THE CONDITION OF THE PROPERTY AND THE VALUE OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 OF THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION, OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE PHYSICAL CONDITION THEREOF, THE FITNESS, MERCHANTABILITY, OR QUALITY THEREOF, THE VALUE OR PROFITABILITY THEREOF, OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO, INCLUDING THE ENVIRONMENTAL CONDITION OF THE PROPERTY. PURCHASER ACKNOWLEDGES, AGREES, REPRESENTS, AND WARRANTS THAT IT WILL HAVE HAD SUCH ACCESS TO THE PROPERTY AND SUCH OTHER MATTERS AND TO INFORMATION AND DATA RELATING TO ALL OF SAME AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE, OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND, WITHOUT LIMITING THE FOREGOING, THAT PURCHASER AND ITS AGENTS AND REPRESENTATIVES WILL HAVE INDEPENDENTLY INSPECTED, EXAMINED, INVESTIGATED, ANALYZED AND APPRAISED ALL OF SAME PRIOR TO CLOSING. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, NOR EMPLOYEES IS LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS,

                                       7
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GUARANTEES, STATEMENTS, INFORMATION, OR INDUCEMENTS PERTAINING TO THE PROPERTY
OR ANY PART THEREOF, OR ANY OTHER INFORMATION RESPECTING SAME FURNISHED BY OR OBTAINED FROM SELLER OR ANY AGENT OR REPRESENTATIVE OF SELLER EXCEPT AS SET FORTH IN SECTION 3.1. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN SECTION 3.1 OF THIS AGREEMENT, PURCHASER IS PURCHASING THE PROPERTY "AS IS" AT THE DATE HEREOF, INCLUDING ANY ENVIRONMENTAL CONDITION OF THE PROPERTY, SUBJECT TO ANY REASONABLE WEAR AND TEAR BETWEEN SUCH DATE AND THE CLOSING DATE. PURCHASER UNDERSTANDS THAT THE PROVISIONS OF THIS SECTION 3.2 ARE ESSENTIAL TERMS OF THE SALE OF THE PROPERTY AND THAT SELLER WOULD NOT EXECUTE AND DELIVER THIS AGREEMENT WITHOUT THIS SECTION 3.2.

     3.3  Representations and Warranties of Purchaser.

          (a) Purchaser represents and warrants on the date hereof to Seller as follows:

               (i) Purchaser is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Purchaser has full power and right to enter into this Agreement. This Agreement is the legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms. Purchaser has funds available that will allow Purchaser to close on this transaction. The execution and delivery of this Agreement will not be or cause a breach or violation of, or a default or acceleration under, the terms, conditions or provisions of any mortgage, lien, encumbrance, note, indenture, or agreement binding or affecting Purchaser.

               (ii) There is not presently pending or, to the best of Purchaser's knowledge, threatened any litigation which would in any way prohibit or impede the approval, execution, or consummation of this Agreement by Purchaser.

          (b) From and after the date hereof, and until the Closing, Purchaser will not intentionally take any action or intentionally omit to take any action, which action or omission would have the effect of violating any of the representations, covenants, or warranties of Purchaser contained in this Agreement.

          (c) Notwithstanding anything to the contrary herein, if, before the Closing Date, Purchaser acquires knowledge of any condition that makes any representation or warranty under this Section 3.3 untrue, Purchaser shall notify Seller in writing. Purchaser shall have a right to cure such condition before the Closing Date and the existence of such condition shall not be a ground for Seller declaring Purchaser in default under this Agreement provided that (i) Purchaser, promptly after discovering the condition, assures Seller in writing that Purchaser is capable of curing such condition before the Closing Date, and
(ii) Purchaser acts diligently to cure the condition after the date described in
(i) above and completes such cure prior to Closing Date.

                                       8
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                                   ARTICLE 4
                                 ENVIRONMENTAL

     4.1  Environmental Compliance.

          (a) As a condition precedent to Purchaser's obligations under this Agreement, Seller shall have received from the New Jersey Department of Environmental Protection ("NJDEP"), or its successor, one of the following regarding the Property, each of which shall be deemed to be an "Environmental Approval": (i) a Letter of Non-Applicability; (ii) a Remediation Agreement;
(iii) a No Further Action Letter, as defined in the Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1, et seq.; (iv) a Negative Declaration Affidavit Approval; (v) a Remediation-In-Progress Waiver; or (vi) approval of a Remedial Action Workplan. Seller shall also provide Purchaser with copies of any Environmental Approval obtained or received by Seller in connection with the cessation of Seller's business at the Property.

          (b) If an Environmental Approval is not received by December 1, 2000, then either Seller or Purchaser shall have the right to terminate this Agreement upon written notice to the other, and Seller and Purchaser shall then instruct the Escrow Agent to return the Deposit to Purchaser.

          (c) For the period of time required by Seller to obtain an Environmental Approval for the Property, Purchaser shall allow Seller and its agents, consultants, and contractors and the NJDEP access to the Property, at Seller's cost and expense to pursue work in furtherance of obtaining the Environmental Approval. Seller shall provide Purchaser with reasonable notice of any activity and shall not unreasonably interfere with ingress or egress to the Property or the use of the Property by Purchaser or its tenants.

          (d) In obtaining an Environmental Approval, Purchaser shall cooperate with Seller in order to effectuate compliance with the Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) ("ISRA").

          (f) The provisions of this Section 4.1 shall survive the Closing until the date that the final Environmental Approval has issued.

     4.2  Release.

          (a) Effective on the date the final Environmental Approval is issued pursuant to Section 4.1 above, Purchaser will release Seller, its parent, affiliates and subsidiaries, and its and their officers, directors, shareholders and employees, from and against any personal injury or property damages, claims, notices, Environmental Liabilities, Liabilities, Damages, Legal Proceedings, suits, actions, penalties, fines, demands and costs (including attorney and expert witness fees), whether known or unknown, contingent or not, arising either directly or indirectly, from the presence of any Hazardous Substances on or about the Property or emanating from the Property or the improvements on the Property.

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          (b) The release set forth in 4.2(a) shall be binding on Purchaser and its successors and assigns, including without limitation, successor owners or lessees. Purchaser shall cause all agreements to sell, lease, or convey an interest (whether leasehold, fee, or otherwise) in the Property to contain (i) a disclosure of such release and its binding effect and an agreement thereto by the successor or assign, and (ii) a requirement that successors or assigns include similar provisions in all similar documents subsequently conveying an interest in the Property, clearly evidencing the intent and agreement to benefit Seller.

          (c) The following terms shall have the meanings set forth below:

     "Damages" means all claims, suits, actions, judgments, losses, injuries, damages, fines, penalties, costs, expenses, and liabilities (including reasonable attorneys' fees, consultants' fees, professionals' fees, and expenses, incident to the foregoing), including, without limitation, environmental damages, response costs (including without limitation response costs under 42 U.S.C. (S)9601, et seq., or any comparable state, local, or international law), remediation expenses, disbursements, and court costs.

     "Environment" means air, soil, land, surface or subsurface strata, surface water, groundwater, stream or other sediments, run-off, run-on, or other environmental medium.

     "Environmental Laws" means all federal, state and local Laws, rules, regulations, ordinances, binding guidance, policies, orders, judgments, and consent decrees relating to or governing the protection of health, safety, or Environment, including, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136, et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601, et seq.), the Clean Air Act (42 U.S.C. 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. 2601, et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801, et seq.), and any similar state or local Laws including, but not limited to, ISRA, the Hazardous Site Remediation Act (N.J.S.A. 58:10B-1, et seq.), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, et seq.), the Water Pollution Control Act (N.J.S.A. 58:10A-1, et seq.), the Underground Storage of Hazardous Substance Act (N.J.S.A. 58:10A-21, et seq.), the Solid Waste Management Act (N.J.S.A. 13:1E-1, et seq.), the Air Pollution Control Act (N.J.S.A. 26:26-1, et seq.), and the Brownfield and Contaminated Site Remediation Act (N.J.S.A. 58:10B-1, et seq.) and all rules and regulations promulgated according thereto, all as amended from time to time.

     "Environmental Liabilities" means any Damages, debts, liens or obligations related to, arising from or connected with Environmental Laws or Hazardous Substances, including without limitation, response costs under 42 U.S.C. 9601, et seq., or any state Law, or remediation expenses.

     "Hazardous Substances" means any chemical, materials, gas, pollutant, contaminant, asbestos, dangerous substance, petroleum, crude oil or any fraction thereof, radon, toxic substance, solid or hazardous waste, debris, pollutant, medical waste, or hazardous material as

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defined or regulated by any federal, state, or local Law relating to or governing protection of health, safety, or the Environment.

     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, binding guidance or policy, regulation, orders, consent decree, or other requirement or guideline.

     "Legal Proceeding" means any judicial, administrative, or arbitration action, suit, proceeding (public or private), claim, or governmental proceeding, investigation, inquiry, complaint, order, proceeding, or claim by any governmental body or private party, including, without limitation, a condemnation, eminent domain, or similar proceeding.

     "Liabilities" means indebtedness, obligations or Damages.

                                   ARTICLE 5
                     DAMAGE, DESTRUCTION, AND CONDEMNATION

     5.1  Casualty.

     The risk of loss or damage to the Property prior to the Closing remains with Seller, and if there is any such loss or damage prior to the Closing, at Closing, Purchaser shall receive a credit against the Purchase Price equal to the reasonably estimated cost to restore the Property to its condition prior to such loss or damage.

     5.2  Condemnation.

     In the event any proceedings or negotiations are instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof. Purchaser may then, at its election, within 10 days after receipt of such notice, terminate this Agreement by written notice to Seller and the Escrow Agent, whereupon Purchaser and Seller shall instruct the Escrow Agent to return the Deposit to Purchaser. In the event Purchaser does not terminate this Agreement by reason of any such taking, then and in that event, the sale of the Property shall be consummated as herein provided, and Seller shall assign to Purchaser on the Closing Date all of Seller's right, title and interest in and to all awards payable by reason thereof and shall pay over to Purchaser all amounts therefore received by Seller in connection with such taking. Seller agrees not to settle or compromise any claim for such award without the prior written consent of Purchaser. Purchaser shall have the right to participate in any condemnation proceeding.

                                   ARTICLE 6
                 CLOSING DATE AND DELIVERY OF DOCUMENTS, ETC.

     6.1  Closing Date.

     The closing of the transactions contemplated hereby (the "Closing") shall be conducted at 10:00 a.m. on the date which is 15 business days after all conditions precedent to the performance of the parties obligations shall have occurred (the "Closing Date") at the offices of counsel for Purchaser (i.e., Fuhro & Hanley, 1044 Route 23 North, Suite 311, Wayne, New Jersey), or at such other time and place as the parties may agree.

     6.2  Documents to be Delivered by Seller.

     On the Closing Date, Seller shall deliver to Purchaser the following documents:

          (a) a duly executed and acknowledged Bargain and Sale Deed with Covenant against Grantor's Acts conveying fee simple title to the Property to Purchaser, subject to the Permitted Exceptions, which Deed shall contain the covenant described in Section 4.2(b) and shall be in the form of Schedule 6.2(a);

          (b) a duly executed Seller's Affidavit of Title in the form of
     Schedule 6.2(b);

          (c) a duly executed FIRPTA Affidavit in the form of Schedule 6.2(c);

          (d) a certificate of continuing occupancy, if required by the Borough of Butler as a condition precedent to transfer of ownership of the Property;

          (e) a tenant estoppel certificate in the form attached hereto as
Schedule 6.2(e) for the tenants at the Property;

          (f) a copy of tenant's certificate of occupancy; and

          (g) such other documents and instruments as Purchaser or its Title Insurer may reasonably request to convey title to the Property to Purchaser.

     6.3  Documents to be Delivered by Purchaser.

     On the Closing Date, Purchaser shall deliver to Seller the balance of the Purchase Price then payable pursuant to Section 1.3;

     6.4  Documents to be Delivered by Purchaser and Seller.

     On the Closing Date, Purchaser and Seller shall execute and deliver the following documents:

          (a) a Title Closing Statement on All-State form 1510; and

          (b) an assignment of Seller's rights as Landlord under the Lease and an assumption by Purchaser of all obligations under the Lease in the form of
Schedule 6.4(b).

                                   ARTICLE 7
                              CLOSING ADJUSTMENTS

     7.1  Adjustment Time.

     All apportionments and adjustments shall be made as of 12:00 midnight on the Closing Date, so that for purposes of adjustments Seller shall be deemed to be the owner of the Property for the entire Closing Date.

     7.2  Description of Items to be Adjusted.

     The following apportionments and adjustments shall be made; subject, however, in all respects to the terms of the Lease:

          (a) real estate taxes owing on the Property;

          (b) any special assessments for work completed prior to the Closing shall be credited against the Purchase Price (including the amount of any unpaid installments of such assessment), and any assessments for work completed after the Closing shall be assumed by Purchaser;

          (c) Seller shall pay the realty transfer tax payable in connection with the conveyance of the Property;

          (d) Seller shall be entitled to any deposits made by Seller with utility companies servicing the Property, and if the same are not refundable to Seller without a replacement by Purchaser, Purchaser shall either: (i) deliver the requisite replacement deposit to the utility company on or prior to the Closing Date or (ii) pay to Seller at the Closing the amount of such deposit against a good and sufficient transfer by Seller to Purchaser of all interest of Seller in the deposit;

          (e) sewer, gas, electric, and other utility charges shall either be adjusted or shall be paid by Seller based upon a current reading by the utilities to be obtained by Seller;

          (f) the recording fees for any discharges of mortgages, liens or encumbrances shall be paid by Seller; and

          (g) rent and other amounts payable under the Lease shall be adjusted, including the security deposit under the Lease which shall be delivered by Seller to Purchaser.

     7.3  Section 1031 Property Exchange

     Purchaser hereunder desires to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, for fee title in the property which is the subject of this Agreement. Purchaser expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) on or before the closing date.

                                   ARTICLE 8
                               DEFAULT; REMEDIES

     8.1  Default by Purchaser.

     The parties agree that if Purchaser defaults in the performance of the terms of this Agreement, and such material breach or default continues for five business days after written notice from Seller to Purchaser specifying such material breach or default, Seller shall be entitled either to receive the Deposit and terminate the Agreement or shall have all other remedies to which it is entitled in equity and at law.

     8.2  Default by Seller.

     In the event that Seller materially breaches or defaults under this Agreement and such material breach or default continues for five business days after written notice from Purchaser to Seller specifying such material breach or default, Purchaser shall have the remedy of either a return of the Deposit or of specific performance.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1  Brokerage Commission and Finder's Fee.

     Each party represents and warrants to the other that it has not dealt with any real estate broker, investment banker, person, firm, or entity who would by reason of such dealings be able to claim a real estate brokerage, business opportunity, brokerage, or finder's fee for this transaction, other than Straffin Real Estate Broker. Seller shall be solely responsible for the payment of any fee owing to Straffin Real Estate Broker. Each of the parties agrees to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury, or expense arising out of, or in any way related to, assertions by any person, firm, or entity other than Straffin Real Estate Broker, of a claim to a real estate brokerage, business opportunity, brokerage, or finder's fee based on alleged contacts between the claiming party and the indemnifying party which have resulted in allegedly providing the claiming party the right to claim such commission or finder's fee. The provisions of this
Section 9.1 shall survive the Closing.

     9.2  Assignment.

     Purchaser may assign Purchaser's rights under this Agreement, in their entirety, to any entity under common control with Purchaser. In the event of any such assignment, the assignee of this Agreement shall assume all of Purchaser's obligations hereunder in a writing delivered to Seller, and Purchaser shall continue to remain liable hereunder as a principal and not as a surety.

     9.3  Notices.

     All notices or other communications required or permitted to be given hereunder shall be given in writing and delivered either by (a) personal delivery, (b) recognized overnight national delivery service, (c) registered or certified mail, postage prepaid, or (d) facsimile or other telecopy transmission (followed by a hard copy sent as provided in clause (c) above), addressed to the parties at the addresses shown on the first page of this Agreement, effective on the date of delivery to such party's designated address. Confirmation by a delivery service delivering any notice given pursuant to this Section 9.3 shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge in writing receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the delivery service. Any notice given by an attorney or a party shall be effective for all purposes. A copy of any notice or other communication given to Seller also shall be given to Sheryl A. Symonds, Esq., Vice President Administration and General Counsel, Pacific Aerospace & Electronics, Inc., 110 Main Street, Suite 100, Edmonds, WA 98020 and to John W. McGowan III, Esq., Herold and Haines, P.A., 25 Independence Boulevard, Warren, New Jersey 07920. A copy of any notice or other communication given to Purchaser also shall be given to Walter E. Hanley, III, Esq., Fuhro & Hanley, 1044 Route 23 North, Wayne, New Jersey 07470.

     9.4  Attorney Fees.

     In the event any action or proceeding is commenced between the parties regarding this Agreement, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees in addition to all other relief to which it may be entitled therein. All indemnities provided for herein shall include, but without limitation, the obligation to pay costs of defense in the form of court costs and attorneys' fees.

     9.5  Successors and Assigns.

     The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     9.6  Governing Law.

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

     9.7  Incorporation of Prior Agreements.

     This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

     9.8  Modification of Agreement.

     This Agreement may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment or modification shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought.

     9.9  Drafting Ambiguities; Interpretation.

     In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of same. Unless otherwise specified, (a) whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; (b) the words "consent" or "approve" or words of similar import, mean the prior written consent or approval of Seller or Purchaser, (c) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation" and (d) the Exhibit and Schedules to this Agreement are incorporated herein by reference.

     9.10 Interpretation.

     This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.

     9.11 Counterparts.

     This Agreement may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                             BALO PRECISION PARTS, INC.


                                             By /s/ D. A. Wright
                                                --------------------------------
                                             Name:  Donald A. Wright
                                             Title:  Executive Vice President




                                             D & G GROUP II, LLC

                                             By /s/ Louis E. Giresi
                                                --------------------------------
                                                Name:  Louis E. Giresi
                                                Title:  Managing Member

                                        LOUIS E. AND MARY E. GIRESI
                                        GRANDCHILDREN'S EDUCATION
                                        TRUST


                                        By /s/ Debbie A. Passenti
                                           -------------------------------------
                                        Name:  Debbie A. Passenti
                                        Title:  Trustee





For the sole purpose of consenting to Section 1.5.


HEROLD AND HAINES, P.A.


By /s/ John W. McGowan
   ------------------------------

   John W. McGowan II

The following Exhibit and Schedules are omitted from the Agreement of Sale dated October 23, 2000, between Balo Precision Parts, Inc., and D&G Group II, LLC, and Louis E. and Mary E. Giresi Grandchildren's Education Trust filed as Exhibit
10.31 to the foregoing quarterly report on Form 10-Q, pursuant to Regulation S-K, item 601(b)(2). The Company agrees to furnish supplementally a copy of the omitted exhibit and Schedules to the Securities and Exchange Commission upon request.


Exhibit
-------

Exhibit A - Property Description

Schedules
---------

2.1(a)    Permitted Exceptions
3.1(c)    List of Environmental Reports
3.1(e)    Disclosed Conditions Subject to "As-Is"
6.2(a)    Deed
6.2(b)    Affidavit of Title
6.2(c)    FIRPTA Affidavit
6.2(e)    Tenant Estoppel Certificate
6.4(b)    Assignment and Assumption of Lease